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[BOWNE LOGO]

                             CERTIFICATE OF ACCURACY

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number:                         96282
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Job Name:                           WACHTELL, LIPTON, ROSEN & KATZ
                                    ------------------------------

Job Description:                    HR 71032 SEPT 25 2006
                                    ---------------------

Language from:  SPANISH                     into:  ENGLISH
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Date:  NOVEMBER 27, 2006                    /S/ PAUL M. MARTINEZ
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                                            Paul M. Martinez
                                            Project Manager
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STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of November 27, 2006



/s/ Robert J. Mazza
NOTARY PUBLIC

               ROBERT J. MAZZA
      Notary Public, State of New York
               No. 02MA5057911
          Qualified in Kings County
      Commission Expires April 1, 2010

            A Member of the International Family of Bowne Companies

ACCIONA




                                                     Madrid, September 25, 2005




Gentlemen:

         In compliance with the provisions of Article82 of Law 24/1998, of July 28, of the Stock Exchange, ACCIONA, S.A. reports the following:

                              RELEVANT INFORMATION:

ACCIONA, S.A. has acquired shares of ENDESA, S.A. representing 10% of the capital stock of that company.

ACCIONA, S.A. does not discount the possible increase of its participation up to a percentage that does not require the formulation of an offer to purchase and permits it to take part in the management of ENDESA, S.A., once it obtains the authorization therefore from the Comision Nacional de la Energia [National Energy Commission]. This transaction has been financed by the Banco Santander.

This is made known to you for relevant purposes.

Sincerely yours,

ACCIONA, S.A.
By authority


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Valentin Montoya Moya
Member of the Board of Directors-General Economic and Financial Director